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                                                                    EXHIBIT 3.1

                             UNDERWRITING AGREEMENT

                             4,220,466 COMMON SHARES

                               DRAXIS HEALTH INC.

                                                                  June 14, 2002

CIBC World Markets Inc.
161 Bay Street
BCE Place, 7th Floor
Toronto, Ontario
M5J 2S8

National Bank Financial Inc.
The Exchange Tower, Suite 3200
130 King Street West, P.O. Box 21
Toronto, Ontario
M5X 1J9

Ryan, Beck & Co. LLC
380 Madison Avenue
New York, New York
10017

Ladies and Gentlemen:

                  Elan International Services, Ltd. ("ELAN") and Novopharm Limited ("NOVOPHARM") (Elan and Novopharm collectively referred to as the "SELLING SHAREHOLDERS") propose, subject to the terms and conditions contained herein, to sell to you (the "UNDERWRITERS"), in the case of Elan, 3,043,996 common shares ("COMMON SHARES") (the "ELAN SHARES") of DRAXIS Health Inc., a company incorporated and existing under the laws of Canada (the "COMPANY"), and in the case of Novopharm, 1,176,470 Common Shares (the "NOVOPHARM SHARES") (the Elan Shares and Novopharm Shares being collectively referred to as the "SHARES"). The respective amounts of the Shares to be purchased by each of the Underwriters are set forth opposite their names on Schedule I hereto.

                  The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriters shall be U.S.$2.60. In consideration of the Underwriters' agreement to purchase the Shares and in consideration of the services to be rendered by the Underwriters in connection therewith, each of Elan and Novopharm agrees severally and not jointly to pay to the Underwriters a fee of U.S.$0.143 per Share sold by them respectively to the Underwriters (the "UNDERWRITING FEE"). The Underwriting Fee shall be due and payable at 8:30 a.m. on the Closing Date (as defined below) (the "CLOSING TIME") against

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payment for the Shares and shall be payable by each of the Selling  Shareholders at the Closing Time as follows: (i) 6% of the total Underwriting Fee payable by each party shall be paid directly to CIBC World Markets Inc. as a work fee; and
(ii) the remaining 94% shall be divided in the following proportions: 50% to CIBC World Markets Inc., 35% to National Bank Financial Inc. and 15% to Ryan, Beck & Co. LLC.

1.       SALE AND PURCHASE OF THE SHARES.

                  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this agreement:

         (a) Elan agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Elan, the number of Elan Shares set forth opposite the name of such Underwriter under the column "Number of Elan Shares to be Purchased" on Schedule I to this agreement, subject to adjustment in accordance with
                  Section 13 hereof. The purchase price for each of the Elan Shares (the "PURCHASE PRICE") shall be U.S.$2.60.

         (b) oNvopharm agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Novopharm, the number of Novopharm Shares set forth opposite the name of such Underwriter under the column "Number of Novopharm Shares to be Purchased" on
                  Schedule I to this agreement, subject to adjustment in accordance with Section 13 hereof. The purchase price for each of the Novopharm Shares shall be the Purchase Price.

         (c) The Company and the Selling Shareholders understand that the Underwriters other than Ryan, Beck & Co. LLC propose to make a public offering of Shares in Canada and all the Underwriters propose to make a public offering of Shares in the U.S., in each case only as permitted by Applicable Securities Laws (as defined below).

2.       DELIVERY AND PAYMENT.

                  Delivery by the Selling Shareholders to the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in (same day) funds or immediately available funds by wire transfer drawn to the order of each of the Selling Shareholders for the Shares, against delivery of the respective certificates therefor to the Underwriters, shall take place at the offices of McCarthy Tetrault LLP in Toronto, or such other location as agreed to by the Selling Shareholders and the Underwriters, at 8:30 a.m., Toronto time, on June 21, 2002, or at such time on such other date as shall be agreed upon by the Selling Shareholders and the Underwriters (such time and date of delivery and payment are called the "CLOSING DATE").

                  Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriters shall request at least two full business days before the


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Closing Date and shall be made available to the Underwriters for checking and packaging, at such place as is designated by the Underwriters, on the full business day before the Closing Date.

3.       REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING.

                  The Company has prepared and filed a preliminary short form prospectus (including any documents incorporated by reference) (collectively, the "PRELIMINARY PROSPECTUS") in the Qualifying Provinces (as defined below) and a registration statement including the Preliminary Prospectus (the "PRELIMINARY REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") in the United States and has obtained a MRRS decision statement issued by the Ontario Securities Commission ("OSC") for the Preliminary Prospectus.

                  The Company shall, as soon as possible and in any event not later than 11:00 a.m. (Toronto time) on June 17, 2002 use its reasonable best efforts to prepare and file, and by 5:00 p.m. on such date, obtain pursuant to National Policy 43-201 adopted by the Canadian Securities Regulators (as defined below) and its related memorandum of understanding ("NP 43-201") an MRRS decision document evidencing the issuance by the Canadian securities regulatory authorities in all the provinces of Canada (the "QUALIFYING PROVINCES", with the applicable regulators in the Qualifying Provinces collectively referred to as the "CANADIAN SECURITIES REGULATORS") of receipts for the Canadian (final) short form prospectus (in both the English and French languages unless the context indicates otherwise), including any documents incorporated therein by reference, prepared by the Company and relating to the distribution of the Shares and for which an MRRS decision document has been issued by the OSC on its own behalf and on behalf of each of the other Canadian Securities Regulators (collectively, the "CANADIAN FINAL PROSPECTUS") and other related documents in respect of the proposed distribution of the Shares, in accordance with National Instrument 44-101 and NP 43-201, and shall have fulfilled and complied with, to the reasonable satisfaction of the Underwriters, all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the Canadian Securities Regulators in the Qualifying Provinces ("CANADIAN SECURITIES LAWS") required to be fulfilled or complied with by the Company and the Selling Shareholders to enable the Shares to be lawfully distributed to the public in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces.

                  The Company shall immediately after the filing of the Canadian Final Prospectus with the OSC on the date on which the Canadian Final Prospectus is filed with the OSC, file in conformity with the requirements of all applicable securities legislation in the United States, including without limitation the U.S. SECURITIES ACT OF 1933, as amended (the "1933 ACT"), and the U.S. SECURITIES EXCHANGE ACT OF 1934 (the "1934 ACT") and the rules and regulations promulgated thereunder (the "RULES") (collectively the "U.S. SECURITIES LAWS") an amendment to the Preliminary Registration Statement including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 under the 1933 Act and the Rules), (the "REGISTRATION STATEMENT", with the U.S. prospectus included therein being referred to as the "U.S. FINAL PROSPECTUS") and shall have fulfilled and complied


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with, to the reasonable satisfaction of the Underwriters, the U.S. Securities
Laws required to be fulfilled or complied with by the Company and the Selling Shareholders to enable the Shares to be lawfully distributed to the public in the United States.

4.       COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company covenants, represents and warrants to each Underwriter as follows:

         (a) All information and statements (except information relating solely to or furnished by the Underwriters or the Selling Shareholders) contained in the Preliminary Prospectus, the Canadian Final Prospectus, the Preliminary Registration Statement, the U.S. Final Prospectus, the Registration Statement and any amendment or supplement thereto (each a "PROSPECTUS AMENDMENT"), are true and correct and contain no misrepresentation (as defined in the Securities Act (Ontario)) and constitute full, true and plain disclosure of all material facts relating to the Company and the Shares and no material fact or information has been omitted from such disclosure, except for facts or information relating solely to or furnished by the Underwriters or the Selling Shareholders, which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made.

         (b) All the documents in (a) above comply fully with the requirements of Canadian Securities Laws and U.S. Securities Laws (collectively, the "APPLICABLE SECURITIES LAWS", unless the context suggests otherwise).

         (c) The Company is eligible in accordance with the provisions of National Instrument 44-101 to file a short form prospectus with Canadian Securities Regulators.

         (d) The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act.

         (e) The financial statements of the Company (including all notes and schedules thereto) in the Canadian Final Prospectus and U.S. Final Prospectus (collectively, the "FINAL PROSPECTUSES") present fairly, in all material respects, the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply in conformity with Canadian and U.S. generally accepted accounting principles and consistently applied throughout the periods involved, except as indicated therein. The selected financial information included in the Final Prospectuses present fairly the information shown therein as at the respective dates and for the respective periods specified; and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in or incorporated by reference in the Final Prospectuses.


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         (f)      Deloitte & Touche LLP, whose audit report is filed with the
                  Canadian Securities Regulators and the SEC as a part of the Final Prospectuses and Registration Statement, are and, during the periods covered by their report, were independent public auditors as required by Applicable Securities Laws.

         (g) The Company and each of DRAXIS Pharma Inc., DRAXIMAGE Inc. and Deprenyl Animal Health Inc., (collectively, the "SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company controls DAHI LLC, DAHI Nevada Inc., DRAXIS U.S. Inc., DAHI Animal Health (New Zealand) Pty Limited and DAHI Animal Health (U.K.) Limited, which companies are not material to the business, operations or financial condition of the Company. Subject to the preceding sentence, the Company does not control directly or indirectly any entities, other than the Subsidiaries. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and each of its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity including without limitation all necessary Canada Health Protection Branch, U.S. Food and Drug Administration and Canadian and U.S. nuclear safety regulatory approvals (collectively, the "PERMITS"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in the Registration Statement and the Final Prospectuses, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits; and no event has occurred that could reasonably be expected to result in revocation or termination thereof or result in any other material impairment of the rights of the Company or any Subsidiaries, as the case may be, thereunder. Except as may be required under Applicable Securities Laws, no other Permits are required on the part of the Company or any Subsidiary to enter into, deliver and perform under this agreement.

         (h) The Company and each of the Subsidiaries owns or possesses adequate and enforceable rights to use all patents, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") described in the Final Prospectuses as being owned by it or necessary for the conduct of its business. Except as expressly set forth in the Final Prospectuses,


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                  neither the Company nor any of the Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles except as would not have a Material Adverse Effect.

         (i) The Company and each of the Subsidiaries has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Final Prospectuses as being owned by it subject to defects that would not result in a Material Adverse Effect. Any real property and buildings described in the Final Prospectuses as being held under lease by the Company and each of the Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Final Prospectuses or would not have a Material Adverse Effect.

         (j) Except as expressly set forth in the Final Prospectuses, there are no litigation or governmental proceedings to which the Company or the Subsidiaries is subject or which is pending or, to the best of the Company's knowledge, threatened, against the Company or any of its Subsidiaries, which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect, adversely affect the consummation of this agreement or which is required to be disclosed in the Final Prospectuses that is not so disclosed.

         (k) Subsequent to the respective dates as of which information is given in the Final Prospectuses, except as described therein
                  (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (b) neither the Company nor its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (c) since the date of the latest balance sheet included in the Final Prospectuses, except as reflected therein, neither the Company nor its Subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for options or shares issued in the ordinary course of business under existing stock option or similar plans or pursuant to the exercise of warrants to purchase common shares of the Company since the date referred to in the Final Prospectuses and liabilities or obligations incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

         (l) There is no document, contract or other agreement of a character required to be described in the Final Prospectuses or to be filed as an exhibit to the Registration Statement which is not described or filed as required by Applicable Securities


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                  Laws. Each description of a contract, document or other
                  agreement in the Final Prospectuses accurately reflects in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Final Prospectuses to which the Company or a Subsidiary is a party, subject to customary exceptions, is in full force and effect and is valid and enforceable by and against the Company or a Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any Subsidiary, if such Subsidiary is a party, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and, to the best of the Company's knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if such Subsidiary is a party thereto, of any other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company, any Subsidiary or their respective properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

         (m) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or of any license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

         (n) Neither the execution, delivery and performance of this agreement by the Company nor the consummation of any of the transactions contemplated hereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect or which if not obtained would not have a Material Adverse Effect.

         (o) The Company has authorized and outstanding capital stock (as of March 31, 2002) as set forth in the Final Prospectuses. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the


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                  Company. All of the issued and outstanding Common Shares and employee participation shares of the Company ("PARTICIPATION SHARES") have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any Common Shares or Participation Shares of the Company or any Subsidiaries or any such rights pursuant to their certificate of incorporation, articles or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound except as has been described in the Final Prospectuses. The Shares are duly and validly issued, fully paid and nonassessable. Except as disclosed in the Final Prospectuses, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of the Company or any Subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares other than options or shares issued in the ordinary course of business under existing stock option or similar plans since the date referred to in the Final Prospectuses. The Common Shares and the Shares conform in all material respects to all statements in relation thereto contained in the Final Prospectuses. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company, free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Final Prospectuses.

         (p) No holder of any security of the Company has the right to have any security owned by such holder included in the Final Prospectuses (except for the Selling Shareholders) or to demand registration of any security owned by such holder during the period ending 90 days after the date of this agreement. Each director and officer of the Company specified by the Underwriters has delivered to the Underwriters a lock-up agreement in the form attached to this agreement (a "LOCK-UP AGREEMENT"), except for Leslie Dan and Samuel Sarick, each of whom has provided a verbal confirmation to the Company of his intention to be bound by the terms of the Lock-Up Agreement and to deliver an executed copy of such agreement to the Company as soon as practicable after the date hereof and in any event prior to the Closing Date.

         (q) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this agreement. This agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) by general equitable principles and (iii) with respect to the indemnification and contribution rights, by Applicable Securities Laws.


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         (r)      Neither the Company nor any of its Subsidiaries are involved in any labor dispute nor, to the best of the Company's knowledge, is any such dispute threatened, which dispute in either case would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. Other than as disclosed in the Final Prospectuses, the Company is not aware of any threatened or pending litigation between the Company or any of its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has not been informed that such officers will not remain in the employment of the Company.

         (s) No material transaction has occurred between or among the Company and any of its officers or directors or shareholders or any affiliate or affiliates of any such officer or director or shareholders that is required to be described in and is not described in the Final Prospectuses.

         (t) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

         (u) The Company and its Subsidiaries have filed all material federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due other than those taxes and assessments that are currently being challenged and for which a reserve has been taken. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.

         (v) The Shares are quoted on the Nasdaq National Market ("NASDAQ") and are listed on the Toronto Stock Exchange.

         (w) Computershare Trust Corporation of Canada, at its principal office in the City of Toronto, has been duly appointed as registrar and transfer agent for the Common Shares.

         (x) The Company has prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X.

         (y) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. and Canadian generally accepted accounting principles.

         (z) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it or they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary of the Company believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (aa) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws (the "BLUE SKY LAWS") has been obtained or made and is in full force and effect.

         (bb) To the best of the Company's knowledge, there are no affiliations with the NASD among the Company's officers, directors or any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or the Final Prospectuses or otherwise disclosed in writing to the Underwriters.

         (cc) (i) Each of the Company and its Subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances, including without limitation radioactive materials, and protection of health or the environment ("ENVIRONMENTAL LAW") which are applicable to its business except for non-compliance that would not have a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has received any notice from (x) any third party of an asserted claim under Environmental Laws, which would have a Material Adverse Effect, or (y) any governmental authority of an asserted claim under Environmental Laws, which would have a Material Adverse Effect; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, except where the failure to obtain such permit, license or approval would not have a Material Adverse Effect, and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the best of the Company's knowledge, no facts currently exist that will require the Company or any of its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a contaminated site under applicable state, provincial or local law.

         (dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has in good faith concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

         (ee) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" within the meaning of the INVESTMENT COMPANY ACT OF 1940, as amended (the "INVESTMENT COMPANY ACT").

         (ff) None of the Company, any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries, including, without limitation, to the best of its knowledge, any director, officer, agent or employee of the Company or any of its Subsidiaries has directly or indirectly, while acting on behalf of the Company or any of its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the U.S. FOREIGN CORRUPT PRACTICES ACT OF 1977, as amended; or (iv) made any other unlawful payment.

5.       COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

                  Each Selling Shareholder hereby severally covenants, represents and warrants to each Underwriter as follows with respect solely to that Selling Shareholder:

         (a) This agreement and the lock-up agreement dated June 4, 2002 between such Selling Shareholder and the Underwriters (the "SHAREHOLDER LOCK-UP AGREEMENT") have each been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and, assuming due authorization, execution and delivery by the other parties hereto or thereto, constitutes a valid and legally binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) by general equitable principles and (iii) with respect to the indemnification and contribution rights, by Applicable Securities Laws.

         (b) The execution and delivery by such Selling Shareholder of this agreement and its Shareholder Lock-up Agreement and the performance by such Selling Shareholder of its obligations under this agreement and the Lock-up Agreement (i) do not and will not contravene any provision of applicable law, statute, regulation or filing or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, assuming compliance by the Company with all Applicable Securities Laws and Blue Sky Laws in connection with the transactions contemplated hereby, (ii) does not require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required to be effected by the Company under Applicable Securities Laws and Blue Sky Laws in connection with transactions contemplated hereby, or (iii) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to the terms of any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound or to which any of the property or assets of such Selling Shareholder is subject in any case in such a manner as to impair the ability of such Selling Shareholder to perform this agreement.

         (c) Such Selling Shareholder has valid and marketable title to the Shares to be sold by such Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer other than restrictions on transfer pursuant to such Selling Shareholder's Shareholder Lock-Up Agreement.

         (d) No person, firm, or corporation has any agreement (other than the Underwriters pursuant to this agreement), or option or right or privilege capable of becoming an agreement for the purchase from such Selling Shareholder of any of its Shares.

         (e) Such Selling Shareholder has full legal right, power and authorization, and subject to compliance by the Company with all Applicable Securities Laws and Blue Sky Laws required to be fulfilled or complied with by the Company to enable the Shares to be sold by such Selling Shareholder, any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided by this agreement.

         (f) Assuming that each Underwriter has no notice of any adverse claim, upon delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance other than as created or permitted to exist by the Underwriters.

         (g) All information contained in the Selling Shareholder's Excluded Provisions (as defined below) is, and on the Closing Date will be, true and correct and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

         (h) The sale of Shares by such Selling Shareholder pursuant to this agreement is not prompted by such Selling Shareholder's knowledge of any material information concerning the Company or any of its Subsidiaries which is required to be but is not set forth in the Final Prospectuses.

         (i) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Applicable Securities Laws.

6.       CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

                  The obligations of the Underwriters under this agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares on the Closing Date are subject to each of the following terms and conditions:

         (a) The obtaining of an MRRS decision document pursuant to NP 43-201 evidencing the issuance by the Canadian Securities Regulators in the Qualifying Provinces of receipts for the Canadian Final Prospectus and other related documents in respect of the proposed distribution of the Shares as contemplated by Section 3 of this agreement.

         (b) Notification that the Registration Statement has become effective shall have been received by the Underwriters and the U.S. Final Prospectus shall have been timely filed with the SEC in accordance with Section 3 of this agreement.

         (c) No order preventing or suspending the use of the Canadian Preliminary Prospectus, the Preliminary Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the OSC or the SEC, and any requests for additional information on the part of the OSC or the SEC (to be included in the Final Prospectuses, Registration Statement or otherwise) shall have been complied with to the satisfaction of the OSC and/or the SEC.

         (d) The representations and warranties of the Company and the Selling Shareholders contained in this agreement and in the certificates delivered pursuant to Section 6(f) and (g), if qualified by any materiality qualifier whatsoever shall be true and correct, and otherwise shall be true and correct in all material respects on the Closing Date as if made on such date. The Company and the Selling Shareholders shall have performed all covenants and agreements and satisfied all the conditions contained in this agreement required to be performed or satisfied by them at or before the Closing Date.

         (e) The Underwriters shall have received on the Closing Date a certificate, addressed to the Underwriters and dated the Closing Date, executed by the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company on the Company's behalf to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Canadian Final Prospectus, the U.S. Final Prospectus and this agreement and that the representations and warranties of the Company in this agreement are true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this agreement required to be performed or satisfied by it at or prior to the Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement or the Canadian Final Prospectus has been issued and to the best of their knowledge, no proceedings for that or any similar purpose have been instituted or are pending under Applicable Securities Laws.

         (f) The Underwriters shall have received on the Closing Date a certificate, addressed to the Underwriters and dated the Closing Date, of each Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder in this agreement are true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date and such Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained in this agreement required to be performed or satisfied by it at or prior to the Closing Date.

         (g) The Underwriters shall have received a "long-form" comfort letter of Deloitte & Touche LLP, dated as of the date of the Final Prospectuses (with the requisite procedures to be completed by such auditors within two Business Days of the date of the Final Prospectuses), addressed to the Underwriters, the Selling Shareholders and the board of directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and accounting information relating to the Company in the Final Prospectuses, which letter shall be in addition to the auditors' report incorporated by reference into the Final Prospectuses and the auditors' comfort letters addressed to the Canadian Securities Regulators in the Qualifying Provinces.

         (h) The Underwriters shall have received on the Closing Date a letter dated the Closing Date from Deloitte & Touche LLP addressed to the Underwriters, the Selling Shareholders and to the board of directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, confirming the continued accuracy of the comfort letter to be delivered pursuant to Section 6(h) above, with such changes as may be necessary to bring the information in such letter forward to within two Business Days of the Closing Date, which changes shall be acceptable to the Underwriters, acting reasonably.

         (i) The Underwriters shall have received on the Closing Date from McCarthy Tetrault LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, and stating in effect that:

                  (i) The Company and each of the Subsidiaries is validly existing under the laws of its jurisdiction of incorporation. The Company and each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

                  (ii) The Company and each Subsidiary has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Final Prospectuses and with respect to the Company to enter into, deliver and perform this agreement and to issue and sell the Shares being sold by it.

                  (iii) The Company has authorized capital stock as set forth in Section 4(o) and the certificates evidencing the Shares are in due and proper legal form The Common Shares conform in all material respects to the descriptions thereof contained in the Final Prospectuses.

                  (iv) The issued and outstanding shares of each Subsidiary held directly or indirectly by the Company have been duly authorized and validly issued, are fully paid and nonassessable and, based solely upon counsel's review of the minute books of the Subsidiaries and a personal property security search in the jurisdiction of the head office of each Subsidiary and in Ontario and Quebec, are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of any perfected security interest or, to the best of such counsel's knowledge, any other security interests, liens, encumbrances or claims, other than those described in the Final Prospectuses.

                  (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this agreement. This agreement has been duly and validly authorized, executed and delivered by the Company, and this agreement constitutes a legal, valid and binding obligation of the Company.

                  (vi) To the best of such counsel's knowledge, the Company is not in violation of any term or provision of its articles or by-laws and is not in violation of any terms or provisions of any judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

                  (vii) No consent, approval, authorization or order of any court or governmental agency or regulatory body is required for the execution, delivery or performance of this agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under Applicable Securities Laws in connection with the purchase and distribution of the Shares by the several Underwriters.

                  (viii) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any of the Subsidiaries which would have a Material Adverse Effect, except as disclosed in the Final Prospectuses.

                  (ix) The Shares are eligible for investment as described in the Canadian Final Prospectus under the caption "Eligibility for Investment".

                  (x) The statements in the Final Prospectuses under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters.

                  (xi) All of the documents incorporated by reference in the Canadian Final Prospectus have been filed (in English and French, as applicable) in each of the Qualifying Provinces.

                  (xii) The Preliminary Prospectus, Canadian Final Prospectus and each Prospectus Amendment (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of Canadian Securities Laws.

                  (xiii) There has been compliance with the laws of Quebec relating to the use of the French language in connection with the documents (including the Canadian Final Prospectus and the certificates representing the Shares) to be delivered to purchasers in Quebec.

                  (xiv) All necessary documents and proceedings have been filed and taken and all other legal requirements have been fulfilled under the laws of each of the provinces of Canada to qualify the Shares to be offered and sold to the public in each province of Canada by or through registrants, investment dealers or brokers registered under applicable legislation of such provinces who have complied with the relevant provisions of such legislation.

                  (xv) This agreement, other than Sections 10 and 11 as to which no opinion will be expressed, is enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally (and the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally) and except as enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (xvi) The Registration Statement, the Preliminary Registration Statement and the U.S. Final Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of U.S. Securities Laws.

                  (xvii) The Registration Statement is effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and to such counsel's knowledge no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the U.S. Final Prospectus and any supplement thereto pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by such Rule 424(b).

                  (xviii) The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the INVESTMENT COMPANY ACT OF 1940.

                  (xix) Computershare Trust Company of Canada, at its principal office in the City of Toronto, has been duly appointed as the registrar and transfer agent for the Common Shares in Canada.

                  (xx)     The Shares are listed on the Toronto Stock Exchange.

                  To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Underwriters (including U.S. counsel) or provide a separate opinion from such counsel as to matters which are governed by laws other than the laws of Canada, Ontario, Quebec, Alberta and British Columbia provided that such counsel shall state that in their opinion that the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to counsel for the Underwriters.

         (j) The Underwriters shall have received on the Closing Date a favourable legal opinion addressed to the Underwriters and their counsel, from counsel to each Selling Shareholder, as applicable, substantially to the effect of:

                  (i) such Selling Shareholder being duly incorporated and validly existing;

                  (ii) no consent, approval, authorization or order of or filing with any federal, provincial or state court or public, governmental or regulatory agency or body being required to be made or obtained by such Selling Shareholder for the execution, delivery and performance by such Selling Shareholder of (i) this agreement, (ii) its Shareholder Lock-up Agreement or
                           (iii) for the consummation of the transactions contemplated hereby, except in the case of (i) and
                           (iii), for such as have been made or obtained or may be required to be made or obtained by the Company under Applicable Securities Laws and Blue Sky Laws;

                  (iii) such Selling Shareholder having the corporate power and authority and taking all necessary action to enter into, execute, deliver and perform its obligations under this agreement and its Shareholder Lock-up Agreement;

                  (iv) the due execution and delivery by such Selling Shareholder of this agreement and its Shareholder Lock-Up Agreement and the legality, validity and enforceability of this agreement and the Shareholder Lock-Up Agreement against such Selling Shareholder (subject to usual qualifications); and

                  (v) the execution, delivery and performance of this agreement and the Shareholder Lock-Up Agreement and the consummation of the transactions contemplated hereby and the sale of the Shares at the Closing Time not resulting in a breach of, and not creating a state of facts which, after notice or lapse of time, or both, results in a breach of, or a conflict with or a default under (X) the articles or by-laws, resolutions of shareholders or directors (or committees thereof) of such Selling Shareholder, or
                           (Y), any applicable laws, assuming compliance by the Company with Applicable Securities Laws and Blue Sky Laws.

         (k) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters, and their counsel and the Underwriters shall have received from Torys LLP ("TORYS") a favorable opinion, addressed to the Underwriters and dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and the Company shall have furnished to Torys such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (l) The Underwriters shall have received copies of the Lock-up Agreements executed by each entity or person described in
                  Section 4(p), including, for greater certainty, Leslie Dan and Samuel Sarick.

         (m) The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Underwriters such further certificates or documents as the Underwriters shall have reasonably requested as may be necessary to complete the purchase and sale of the Shares as contemplated herein.

         (n) The Underwriters shall have received on the Closing Date a certificate from the Company's transfer agent dated the Closing Date and signed by an authorized officer of such transfer agent confirming the issued and outstanding common shares of the Company.

7.       COVENANTS OF THE COMPANY.

         (a) The Company shall promptly advise the Underwriters and Selling Shareholders in writing (i) when any amendment to the Registration Statement or Final Prospectuses shall have become effective, (ii) of any request by the OSC or the SEC for any amendment of the Registration Statement or the Final Prospectuses or for any additional information, (iii) of the prevention or suspension of the use of the Preliminary Prospectus, Preliminary Registration Statement or the Final Prospectuses or of the issuance by the Canadian Securities Regulators or the SEC of any stop order suspending the effectiveness of the Registration Statement or the Final Prospectuses or the institution or threatening of any proceeding known to it for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement or amendment to the Final Prospectuses unless the Company has furnished the Selling Shareholders and the Underwriters a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which either of the Selling Shareholders or the Underwriters reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) The Company shall make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the 1933 Act or Rule 158 of the Rules.

         (c) The Company shall furnish to the Underwriters and Torys and to the Selling Shareholders and their counsel, without charge, signed copies of the Final Prospectuses and Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by an Underwriter or dealer may be required under Applicable Securities Laws, as many copies of the Final Prospectuses and Registration Statement and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

         (d) The Company shall cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for offer and sale to the extent required by law in connection with the offering under the laws of such Canadian and U.S. jurisdictions as the Underwriters may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

         (e) Without the prior written consent of CIBC World Markets Inc., for a period of 180 days after the closing of the proposed offering, neither the Company nor any of its Subsidiaries shall, nor shall they announce any intention to, directly or indirectly, offer or sell, or enter into an agreement to offer or sell, any Common Shares or any other securities convertible into, exchangeable for, or otherwise exercisable into any securities of the Company (except in connection with the Company's stock option plan or any other securities compensation plan and securities issued upon the exercise of rights thereunder, and the exercise of currently outstanding convertible securities).

         (f) On or before completion of this offering, the Company shall make all filings required under Applicable Securities Laws and by the Nasdaq.

         (g) The Company will furnish to each of the Underwriters and each of the Selling Shareholders prior to or as soon as possible following the filing of the Canadian Final Prospectus:

                  (i) a copy of the Canadian Final Prospectus in the English language signed and certified as required by the Canadian Securities Laws applicable in the Qualifying Provinces other than Quebec;

                  (ii) a copy of the Canadian Final Prospectus in the French language signed and certified as required by the Canadian Securities Laws applicable in Quebec;

                  (iii) a copy of any other document required to be filed by the Company in compliance with the Canadian Securities Laws;

                  (iv) opinions of Quebec counsel to the Company addressed to the Underwriters, the Company, the Selling Shareholders, the Selling Shareholders' counsel and Torys in form and substance satisfactory to the Underwriters, acting reasonably, dated, in the case of the Canadian Final Prospectus, as of the date of the Canadian Final Prospectus, to the effect that the French language version of the Canadian Final Prospectus, except for the consolidated financial statements of the Company incorporated by reference in the Canadian Final Prospectus, together with the reports of Deloitte & Touche LLP on such financial statements as at and for the periods included in the Canadian Final Prospectus and including the notes with respect to such financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Canadian Final Prospectus (the "FINANCIAL INFORMATION") as to which no opinion need be expressed, is in all material respects a complete and accurate translation of the English language version thereof, and that such English and French language versions are not susceptible of any materially different interpretation with respect to any matter contained therein; and

                  (v) an opinion of Deloitte & Touche LLP addressed to the Underwriters, the Company, the Selling Shareholders, the Selling Shareholders' counsel and Torys, dated in the case of the Canadian Final Prospectus, as of the date of the Canadian Final Prospectus to the effect that the French language version of the Financial Information is in all material respects, a complete and proper translation of the English language version thereof.

         (h) During the period from the date of this agreement to the completion of distribution of the Shares, the Company shall promptly notify, whether directly or through public announcement, the Selling Shareholders and the Underwriters in writing of:

                  (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) known to it in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its Subsidiaries taken as a whole; or

                  (ii) any material fact which has arisen or been discovered and would have been required to have been stated in the Final Prospectuses had the fact arisen or been discovered on, or prior to, the date of such document; and

                  (iii) any change in any material fact (which for the purposes of this agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Final Prospectus or any Canadian Prospectus Amendment, which fact or change is, or may be, of such a nature as to render any statements in the Final Prospectuses misleading or untrue or which would result in a misrepresentation (as defined in the SECURITIES ACT (Ontario) in the Final Prospectuses or which would result in the Final Prospectuses not complying (to the extent that such compliance is required) with the Canadian Securities Laws.

         The Company shall promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriters, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such fact or change. However, the Company shall not file any Prospectus Amendment or other document without first obtaining approval from the Selling Shareholders and the Underwriters, after consultation with the Selling Shareholders and the Underwriters with respect to the form and content thereof, which approval will not be unreasonably withheld or delayed. The Company shall in good faith discuss with the Selling Shareholders and the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this paragraph.

         (i) If during the period of distribution to the public of the Shares, there shall be any change in the Canadian Securities Laws which, in the reasonable opinion of the Underwriters, requires the filing of a Prospectus Amendment, the Company shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the Canadian Securities Regulators in each of the Qualifying Provinces where such filing is required.

         (j) When the Company is required to prepare or prepares any Prospectus Amendment, the Company shall also prepare and deliver promptly to each of the Underwriters signed and certified copies of any Prospectus Amendment in the English and French language which have not been previously delivered. The Prospectus Amendment shall be in form and substance satisfactory to the Underwriters acting reasonably. Concurrently with the delivery of any Prospectus Amendment, the Company shall deliver to each of the Underwriters, with respect to such Canadian Prospectus Amendment, documents similar to those referred to in Sections 7(h)(iii), (iv) and
                  (v). The Company shall promptly furnish the Underwriters, without charge, with commercial copies of the English and French language versions of such Canadian Prospectus Amendment, in such quantities and at such cities as the Underwriters may from time to time reasonably request.

         (k) The Company shall cause commercial copies of the Canadian Final Prospectus in the English and French languages to be delivered to the Underwriters without charge, in such numbers and in such cities as the Underwriters may reasonably request by oral instructions to the printer of the Canadian Final Prospectus given forthwith after the Underwriters have been advised that the Company has complied with the Canadian Securities Laws with respect to the filing thereof. Such delivery shall be effected as soon as possible and, in any event, on or before a date one Business Day after compliance with the Canadian Securities Laws with respect to the filing thereof.

8.       COVENANTS OF THE SELLING SHAREHOLDERS.

                  Each of the Selling Shareholders severally and not jointly covenants and agrees as follows solely with respect to itself that:

                  During the period from the date of this agreement to the completion of distribution of the Shares under the Final Prospectuses, each Selling Shareholder shall promptly notify the Underwriters and the Company in writing of:

         (a) any material fact which has arisen to the knowledge of the Selling Shareholder that would have been required to have been stated in that Selling Shareholder's Excluded Provisions in the Final Prospectuses or the Registration Statement had the fact arisen or been discovered on, or prior to, the date of such document; and

         (b) to the knowledge of the Selling Shareholder, any change in material fact (which for the purposes of this agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in that Selling Shareholder's Excluded Provisions in the Final Prospectuses or the Registration Statement which fact or change is, or may be, of such a nature as to render any statement in that Selling Shareholder's Excluded Provisions in the Final Prospectuses or the Registration Statement misleading or untrue or which would result in a misrepresentation in that Selling Shareholder's Excluded Provisions in the Final Prospectuses or the Registration Statement or which would result in the Final Prospectuses or the Registration Statement not complying (to the extent that such compliance is required) with Applicable Securities Laws.

9.       EXPENSES.

                  Whether or not the transactions contemplated by this agreement shall be completed, except as specifically provided below, the Company will be responsible for all expenses of or incidental to the issue, sale and delivery of the Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this agreement, including without limitation the fees, taxes and disbursements of the Company's legal counsel, auditors, roadshow consultants, printers and other consultants and service providers retained by the Company, provided, however, that Novopharm will bear its share of any additional filing fees payable in connection with the registration or qualification of the Novopharm Shares and each of Elan and Novopharm will be responsible for the fees, taxes and disbursements of its legal counsel. In addition, the Company will reimburse the Underwriters upon request for all reasonable out-of-pocket expenses incurred by CIBC World Markets Inc. in connection with engagement hereunder, including, but not limited to, the fees, taxes and disbursements of legal counsel to the Underwriters (subject to a maximum of $125,000), and any advertising, printing, courier, telecommunications, data search, roadshow presentation, travel, entertainment and other expenses incurred the Underwriters, together with related Goods and Services Tax and provincial sales taxes.

10.      INDEMNIFICATION.

         (a)      COMPANY'S INDEMNITY

                  The Company agrees to indemnify and save harmless the Underwriters and their respective affiliates, directors, officers, employees and agents from and against all liabilities, claims, losses, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by such Underwriters in connection with defending or investigating any of the above but excluding any loss of profits and other consequential damages), in any way caused by, or arising directly or indirectly from, or in consequence of:

                  (i) any untrue statement or alleged untrue statement of a material fact forming part of information or statements in the Preliminary Prospectus, Preliminary Registration Statement and Final Prospectuses other than the "Selling Shareholders" (other than the Percentage of Outstanding Common Shares) section of the Preliminary Prospectus, Preliminary Registration Statement or Final Prospectuses (collectively the "SELLING SHAREHOLDERS' EXCLUDED PROVISIONS" and insofar as such excluded provisions relate to one of the Selling Shareholders, that "Selling Shareholder's Excluded Provisions") (and other than any statement relating solely to the Underwriters or furnished to the Company by the Underwriters expressly for use therein) contained in the Final Prospectuses or Registration Statement or any Prospectus Amendments thereto or supplements which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation (as defined in the SECURITIES ACT (Ontario);

                  (ii) any omissions or alleged omissions in any information or statement (other then that forming part of the Selling Shareholders' Excluded Provisions) in the Final Prospectuses or Registration Statement or any Prospectus Amendment thereto or supplements (or except facts relating solely to the Underwriters or furnished to the Company by the Underwriters for use therein) that is necessary to make any statement therein not misleading in light of the circumstances in which it was made;

                  (iii) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation (as defined in the SECURITIES ACT (Ontario)) or alleged misrepresentation (as defined in the SECURITIES ACT (Ontario)) in any information or statement (other than that forming part of the Selling Shareholders' Excluded Provisions) (or except a statement or omission or alleged statement or omission regarding facts relating solely to the Underwriters or furnished to the Company by the Underwriters expressly for use therein) contained in the Final Prospectuses or Registration Statement or any Prospectus Amendment thereto or supplements, or based upon any failure to comply with Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriters or the Selling Shareholders), preventing or restricting the trading in or the sale or distribution of the Shares in any of the Qualifying Provinces or the United States;

                  (iv) the non-compliance or alleged non-compliance by the Company with any of the Applicable Securities Laws, including the Company's non-compliance with any statutory requirement to make any document available for inspection; or

                  (v) any breach by the Company of its representations, warranties, covenants or obligations to be complied with under this agreement.

                  In no event shall this indemnity enure to the benefit of the Underwriters if a copy of the appropriate Final Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to a person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b)      SELLING SHAREHOLDERS' INDEMNITY

                  Each of the Selling Shareholders agrees severally and not jointly to indemnify and save harmless the Underwriters and their respective affiliates, directors, officers, employees and agents from and against all liabilities, claims, losses, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by such Underwriters in connection with defending or investigating any of the above but excluding any loss of profits and other consequential damages), in any way caused by, or arising directly or indirectly from, or in consequence of:

                  (i) any untrue statement or alleged untrue statement of a material fact forming part of that Selling Shareholder's Excluded Provisions contained in the Final Prospectuses or Registration Statement or any Prospectus Amendments thereto or supplements which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation (as defined in the SECURITIES ACT (Ontario));

                  (ii) any omissions or alleged omissions of any material fact in that Selling Shareholder's Excluded Provisions in the Final Prospectuses or Registration Statement or any Prospectus Amendment thereto or supplements that is necessary to make any statement therein not misleading in light of the circumstances in which it was made;

                  (iii) the non-compliance or alleged non-compliance by such Selling Shareholder with any of the Applicable Securities Laws, assuming compliance by the Company with all Applicable Securities Laws and Blue Sky Laws in connection with the transactions contemplated hereby; or

                  (iv) any breach by such Selling Shareholder of its representations, warranties, covenants or obligations to be complied with under this agreement or its Shareholder Lock-Up Agreement.

                  In no event shall this indemnity enure to the benefit of the Underwriters if a copy of the applicable Final Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of the Underwriters to a person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Final Prospectus (as so amended) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  The liability of Elan and Novopharm pursuant to Section 10(b) shall be limited to the net proceeds of the sale of the Elan Shares and the Novopharm Shares, respectively.

         (c)      UNDERWRITERS' INDEMNITY

                  Each of the Underwriters agrees severally and not jointly to indemnify and save harmless the Company, each Selling Shareholder and their respective affiliates, directors, officers, employees and agents from and against all liabilities, claims, losses, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by them in connection with defending or investigating any of the above but excluding any loss of profits and other consequential damages), in any way caused by, or arising directly or indirectly from, or in consequence of any information or statement or any untrue statement or alleged untrue statement of a material fact forming part of the information under the headings "Price Range and Trading Volume" and "Exchange Rate Information" which was furnished to the Company by the Underwriters contained in the Final Prospectuses or Registration Statement or any Prospectus Amendments thereto or supplements which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation (as defined in the SECURITIES ACT (Ontario)).

         (d)      NOTIFICATION OF CLAIMS

                  If any matter or thing contemplated by Section 10(a) or 10(b) (any such matter or thing being referred to as a "CLAIM") is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "INDEMNIFIED PARTY") will notify the indemnifier hereunder (the "INDEMNIFIER") as soon as possible of the nature of such Claim (but the omission so to notify the Indemnifier of any potential Claim shall not relieve the Indemnifier from any liability which it may have to any Indemnified Party and any omission so to notify the Indemnifier of any actual claim shall affect the Indemnifier's liability only to the extent that it is materially prejudiced by that failure). The Indemnifier shall be entitled to participate in and, to the extent that it shall wish, to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, that no settlement of any such Claim or admission of liability may be made by the Indemnifier or the Indemnified Party without the prior written consent of the other parties, acting reasonably, and the Indemnifier shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement or unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim or (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party or the Indemnifier.

         (e)      RETAINING COUNSEL

                  In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless
(i) the Indemnifier fails to assume the defence of such suit on behalf of the Indemnified Party within 15 days of receiving written notice of such suit; (ii) the Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include the Indemnified Party and the Indemnifier and the Indemnified Party shall have been advised in writing by counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them. In no event shall the Indemnifier be liable to pay the fees and disbursements of more than one firm of separate counsel for all Indemnified Parties and, in addition, one firm of local counsel in each applicable jurisdiction.

         (f)      RIGHTS AND REMEDIES OF THE UNDERWRITERS

                  The Company and the Selling Shareholders acknowledge that all information or statements in the Final Prospectuses, the Registration Statement or any Prospectus Amendments or supplements thereto or any omission or alleged omission in any information or statement in the Final Prospectuses, the Registration Statement or any Prospectus Amendments or supplements thereto that is necessary to make any statement therein not misleading in light of the circumstances in which it was made, other than the information under the headings "Price Range and Trading Volume" and "Exchange Rate Information" which was furnished to the Company by the Underwriters, forms either part of the Company's disclosure or the Selling Shareholders' Excluded Provisions and that the rights and remedies of the Underwriters under this agreement shall in no way be prejudiced by any dispute which may arise between the Company and a Selling Shareholder as to whether a matter forms part of the Company's disclosure or the Selling Shareholders' Excluded Provisions.

                  It is the intention of the Company to constitute the Underwriters trustees for the Underwriters' affiliates, directors, officers, employees and agents of the covenants of the

Company under this paragraph 10 with respect to the Underwriters' affiliates, directors, officers, employees and agents and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

11.      CONTRIBUTION.

                  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 10(a) or 10(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under
Section 10(a) or 10(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the respective Selling Shareholder, the Underwriters and the Company from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 10 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the respective Selling Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the respective Selling Shareholder and the Underwriters, where the indemnification provided for in Section 10(b) is unavailable, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of Underwriting Fees but before deducting expenses) received by the respective Selling Shareholder, as set forth in the table on the cover page of the Final Prospectuses, bear to (y) the Underwriting Fees received by the Underwriters, as set forth in the table on the cover page of the Final Prospectuses and where the indemnification provided for in Section 10(a) is unavailable, the relative benefit received by the Company on the one hand will be deemed to be 94.5% of the total proceeds of the offering (net of Underwriting Fees but before deducting expenses) and the relative benefit of the Underwriters on the other hand will be deemed to be the Underwriting Fees received by the Underwriters as set forth in the table on the cover page of the Final Prospectuses. The relative fault of the Company, the respective Selling Shareholder or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the respective Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, in no case shall (i) any Underwriter be liable or responsible for any amount in excess of the Underwriting Fee applicable to the Shares purchased by such Underwriter hereunder; and (ii) any Selling Shareholder be liable and responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Shareholder; provided, however, that no person guilty of fraud, fraudulent misrepresentation or negligence shall be entitled to contribution from any person who was not guilty of such conduct. For purposes of this Section 11, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the 1933 Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement or Final Prospectuses and each director of the Company shall have the same rights to contribution as the Company, each person, if any who controls a Selling Shareholder within the meaning of Section 15 of the 1933 ACT or Section 20(a) of the 1934 ACT shall have the same rights to contribution as the Selling Shareholder subject in each case to clauses (i) and
(ii) in the immediately preceding sentence of this Section 11. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 11. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

12. TERMINATION.

                  This agreement may be terminated with respect to the Shares to be purchased on the Closing Date by the Underwriters by notifying the Company and the Selling Shareholders at any time at or before the Closing Date:

         (a) If on or prior to such date, (i) there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry, or other occurrence of any nature whatsoever which, in the Underwriters' reasonable opinion, seriously affects, or may seriously affect, the Canadian or U.S. financial markets or the business of the Company and its Subsidiaries taken together; (ii) if trading in the Shares has been suspended by the Canadian Securities Regulators, the SEC, the Toronto Stock Exchange, the Nasdaq, or trading generally on the New York Stock Exchange, Inc., the Nasdaq or the Toronto Stock Exchange has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the SEC, the NASD, or any other governmental or regulatory authority; or (iii) if a banking moratorium has been declared by any state or federal authority in Canada or the United States.

         (b) If there shall occur any change as is contemplated in Section 7(i) (other than a change related solely to the Underwriters or any Selling Shareholder) which in the reasonable opinion of the Underwriters could be reasonably expected to have a significant adverse effect on the market price or value of the Shares.

         (c) If any inquiry, action, suit, investigation or other proceeding, whether formal or informal is instituted, threatened or announced or any order is made by any federal, provincial, state or other governmental authority or there is any change of law or the interpretation or administration thereof in relation to the Company or the Selling Shareholders, which, in the reasonable opinion of the Underwriters, operates to prevent or restrict the distribution or trading of the Shares.

         (d) The state of the financial markets is such that the Shares cannot, in the Underwriters' opinion, be profitably marketed.

         (e) Any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this agreement.

                  If this agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that the provisions of Sections 9, 10 and 11 shall continue to apply.

13.      SUBSTITUTION OF UNDERWRITERS.

                  If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this agreement under Section 12) to purchase on the Closing Date the Shares agreed to be purchased on the Closing Date by such Underwriter or Underwriters, the remaining Underwriters may find one or more substitute underwriters to purchase such Shares or make such other arrangements as such remaining Underwriters may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as they agree upon, in each case upon the terms set forth in this agreement. If no such arrangements have been made by the close of business on the business day following the Closing Date,

         (a) if the number of Shares to be purchased by the defaulting Underwriters on the Closing Date shall not exceed 15% of the Shares that all the Underwriters are obligated to purchase on the Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 13 by more than 15% of the number of Shares without the written consent of such Underwriter, or

         (b) if the number of Shares to be purchased by the defaulting Underwriters on the Closing Date shall exceed 15% of the Shares that all the Underwriters are obligated to purchase on the Closing Date, then the Selling Shareholders shall be entitled to five additional business days within which they may, but are not obligated to, find one or more substitute underwriters reasonably satisfactory to the remaining Underwriters to purchase such Shares upon the terms set forth in this agreement.

                  In any such case, either the Underwriters or the Selling Shareholders shall have the right to postpone the Closing Date for a period of not more than five business days in Toronto in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Final Prospectuses) may be effected by the Underwriters and the Company. If the number of Shares to be purchased on the Closing Date by such defaulting Underwriter or Underwriters shall exceed 15% of the Shares that all the Underwriters are obligated to purchase on the Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section 13 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this agreement shall terminate with respect to the Shares to be purchased on the Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Shareholders and without liability on the part of the Company, except in both cases as provided in Sections 9, 10 and 11. The provisions of this Section 13 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this agreement.

14.      COVENANTS OF UNDERWRITERS.

                  The Underwriters shall offer the Shares for sale to the public, in Canada and the United States of America, through investment dealers and brokers duly licensed under applicable laws (the Underwriters, together with such other investment dealers and brokers, are collectively referred to herein as the "Selling Firms"), only as permitted by Applicable Securities Laws, upon the terms and conditions set forth in the Final Prospectuses and in this agreement.

                  The Underwriters will not solicit offers to purchase or sell the Shares so as to require registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdiction other than Canada or the United States and will require each Selling Firm to agree with the Underwriters not to so solicit or sell.

                  The Underwriters shall use all reasonable efforts to complete and to cause the other Selling Firms to complete the distribution of the Shares as soon as possible after the Closing Date.

                  The Underwriters shall notify the Company and the Selling Shareholders when, in their opinion, the Underwriters and the Other Selling Firms have ceased distribution of the Shares and provide a breakdown of the number of Shares distributed in each of the provinces of Canada where such breakdown is required for the purpose of calculating fees payable to Canadian Securities Regulators.

15.      MISCELLANEOUS.

                  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholders and of the Underwriters set forth in or made pursuant to this agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Shareholders or any of the officers, directors or controlling persons referred to in Sections 10 and 11 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 9, 10 and 11 shall survive the termination or cancellation of this agreement.

                  This agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriters, c/o CIBC World Markets Inc., 161 Bay Street, 7th Floor, Toronto, Ontario, M5J 2S8 Attention: Marc Letourneau, with a copy to Torys LLP, 79 Wellington Street West, Suite 3000, Toronto, Ontario, M5K 1N2, Attention: Phil Brown and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to McCarthy Tetrault LLP, 66 Wellington Street West, Suite 4700 Toronto Ontario, M5K 1E6, Attention: David Woollcombe, with a copy to Gardner Carton & Douglas, 321 North Clark Street, Suite 3100, Chicago, Illinois, 60610,
Attention: Charles R. Manzoni, and (c) if to the Selling Shareholders, to Elan International Services, Ltd., 102 St. James Court, Flatts, Smiths Parish, FL 04, Bermuda, Attention: Chief Financial Officer with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, NY, 10005-1702, Attention: William M. Hartnett and to Novopharm Limited, 30 Novopharm Court, Toronto, Ontario, M1B 2K9, Attention: Chief Financial Officer, with a copy to Blake Cassels Graydon LLP, Suite 2800, 199 Bay Street, Toronto, Ontario, M5L 1A9, Attention: Pamela Hughes and to Jeffrey Hochman, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY, 10019.

                  This agreement and the engagement letter between the Company and CIBC World Markets Inc. dated June 3, 2002 (the "Engagement Letter") constitute the entire agreement between the Company and the Underwriters and this agreement and the Shareholder Lock-Up Agreement between that Selling Shareholder and the Underwriters constitute the entire agreement between the Underwriters and that Selling Shareholder pertaining to the subject matter of this agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this agreement, the Engagement Letter or the Shareholder Lock-Up Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this agreement, or any amendment or supplement thereto, by any party to this agreement or its directors, officers, employees or agents, to any other party to this agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this agreement, and none of the parties to this agreement has been induced to enter into this agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

                  Each of the provisions contained in this agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

                  Elan agrees that any suit, action or proceeding arising out of or relating to this agreement against it or any of its assets may be brought in any court in the Province of Ontario or elsewhere in Canada having jurisdiction over the subject matter of any such suit, action or proceeding, and Elan hereby irrevocably and unconditionally attorns and submits to the non-exclusive jurisdiction of such courts. Elan agrees that any judgment or order in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or any other courts.

                  This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

                  This agreement may be signed by facsimile in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among us.

                  Very truly yours,


                                      DRAXIS HEALTH INC.





                                      By:      "SIGNED"
                                          ------------------------------------
                                          Name:  Martin Barkin
                                          Title: Chief Executive Officer


                                      ELAN INTERNATIONAL SERVICES, LTD.





                                      By:      "SIGNED"
                                          ------------------------------------
                                          Name:  Kevin Insley
                                          Title: President


                                      NOVOPHARM LIMITED





                                      By:      "SIGNED"
                                          ------------------------------------
                                          Name:  Allan G. Oberman
                                          Title: President and Chief
                                                 Executive Officer




                                      By:      "SIGNED"
                                          ------------------------------------
                                          Name:  Stephen P. Testa
                                          Title: Vice President, Finance &
                                                 Chief Financial Officer

Confirmed:


By:      CIBC WORLD MARKETS INC.



By:      "SIGNED"
    ------------------------------------
    Name:  Marc Letourneau
    Title: Managing Director


By:      NATIONAL BANK FINANCIAL INC.




By:      "SIGNED"
    ------------------------------------
    Name:  Philippe Dubuc
    Title: Director


By:      RYAN, BECK & CO. LLC




By:      "SIGNED"
    ------------------------------------
    Name:  Randy Rock
    Title: Managing Director

                                   SCHEDULE I

                              SELLING SHAREHOLDERS



NAME                                    NUMBER OF                   NUMBER OF NOVOPHARM
----                           ELAN SHARES TO BE PURCHASED         SHARES TO BE PURCHASED
                               ---------------------------         ----------------------
CIBC World Markets Inc.                 1,521,998                         588,235

National Bank Financial Inc.            1,065,399                         411,765

Ryan, Beck & Co. LLC.                     456,599                         176,470

TOTAL                                   3,043,996                       1,176,470